SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 28, 2003

MESTEK, INC.

(Exact name of Registrant as specified in charter)

Pennsylvania	1-448	25-0661650
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File No.)	Identification No.)
incorporation)

260 North Elm Street

Westfield, Massachusetts 01085

(Address of Principal Executive Offices)

413-568-9571

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS.

        This report contains forward-looking statements, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of the Company to control.

        Certain statements in this Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are not historical facts but rather reflect the Company’s current expectations concerning future results and events. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company (or entities in which the Company has interests), or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

        Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this Form 8-K. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstance after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.

        On August 26, 2003, Met-Coil Systems Corporation (“Met-Coil” or, the “Debtor”), a second-tier subsidiary of Mestek, Inc. (the “Company”) filed a voluntary petition for relief under Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (Case No. 03-12676-MFW). The Debtor remains in possession of its assets and properties, and continues to operate its businesses and manage its properties as a “debtor-in-possession” pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. A copy of a press release issued by the Company is attached hereto as Exhibit 99.1.

        Concurrently with the filing of the Chapter 11 petition, on August 26, 2003, the Debtor filed an adversary proceeding seeking to stay a series of actions pending in the United States District Court of Illinois (“Illinois Actions”) against the Debtor, the Company, and the Debtor’s third-party indemnitee, Honeywell International, Inc. (“Honeywell”) pursuant to Rule 7065 of the Federal Rules of Bankruptcy Procedure, and §§ 105(a) and 362(a) of the Bankruptcy Code (the “Adversary Proceeding”). The Illinois Actions have been described in previous filings, most recently in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

        The Company believes that its failure to obtain a stay of the Illinois Actions could lead to results which could adversely affect the resources from which a plan of reorganization could be funded, as well as require the Company and the Debtor to use precious human and monetary resources participating in the trial and could ultimately result in a material adverse effect on the results of operations and the financial condition of the Company as disclosed and discussed in previous filings, most recently in Note 7 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

        The Company has negotiated to provide the Debtor up to $8,000,000 pursuant to a debtor-in-possession (“DIP”) revolving credit facility. This credit facility will have a first priority lien on the assets of the Debtor and is subject to the approval of the Bankruptcy Court. The facility is also subject to the satisfaction of certain conditions precedent including the receipt of permission from Fleet National Bank (“Fleet”) to allow the Company to enter into this DIP financing arrangement which permission has been granted.

        The Company has received a waiver letter from Fleet whereby Fleet has agreed to waive, through April 30, 2004, any existing Defaults or Events of Default which may have occurred or currently exist under the Amended and Restated Revolving Loans and Foreign Exchange Facilities Agreement between the Company and Fleet dated July 15, 1997, as amended (the “Loan Agreement”) relating to Met-Coil’s filing of the petition by Met-Coil under Chapter 11 of the United States Bankruptcy Code.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Not applicable(b)
Not applicable

(c)     The following document is filed herewith as an exhibit to this Form 8-K:

         99.1 Press Release

SIGNATURES

        In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MESTEK, INC. (Registrant)

Date: August 28, 2003	By: /s/ Stephen M. Shea
Stephen M. Shea
Senior Vice President - Finance
(Principal Financial and Accounting Officer)